UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2008

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THE BANKER’S STORE, INC

 (Exact name of registrant as specified in its charter)

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New York	22-3755756
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

1535 Memphis Junction Road , Bowling Green, KY 42101

(Address of Principal Executive Office) (Zip Code)

(270) 781-8453

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 On July 1, 2008, the Board of Directors of The Banker’s Store, Inc. met to resolve a list of issues regarding the operation and structure of the Company.

Item 1.01

Entry into a Material Definitive Agreement

(a)

On July 1, 2008, the Company reached a settlement agreement with Paul D. Clark, former Chairman of the Board and former officer of the Company for the relief of its debt to Mr. Clark for a prior long term note in the amount of $140,000.  The settlement agreement will provide for the issuance of 800,000 shares of stock to a liquidating trust where Mr. Clark is the priority beneficiary.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)

On July 1, 2008, Vincent C. Buckman resigned as CEO, President, CFO and Director of The Banker’s Store, Inc. (the Company) effective July 1, 2008.   Mr. Buckman served as the Company’s principal executive officer and principal financial officer.   In accepting the resignation, Mr. Buckman has agreed to renounce any and all right to enforce any and all provisions of the Employment Agreement.  Mr. Buckman’s resignation letter is attached as Exhibit 99.1.

(b)

Concurrently, on July 1, 2008, Cynthia A. Hayden, the Company’s Executive Vice President was named interim President as the search for a successor is conducted.   Ms. Hayden is currently not under a contract with the Company, and is married to Director Duane Hayden.    The CFO position will be filled on a contractual basis in the interim.

(c)

The Banker’s Store, Inc. (BSTR) has two wholly owned subsidiary companies, being B.G. Banking Equipment, Inc. (BGBE) and Financial Building Equipment Exchange (FBEE).   The current officers of BGBE and FBEE are Paul D. Clark, former Chairman and Director of BSTR, and Roberta Clark, former Director of BSTR.  A resolution was adopted to change the officers of the subsidiary companies in order to be consistent with Mr. and Mrs. Clark’s resignation.  The new President of B.G. Banking Equipment is Cynthia A. Hayden, interim President of The Banker’s Store, Inc. and Director, and the new President of Financial Building Equipment Exchange is Duane D. Hayden, Director of The Banker’s Store, Inc.

Item 8.01

Other Events

(a)

A resolution to compensate the companies ZBI of Michigan, Inc. (ZBI) and Woodmoor Associates, LLC (Woodmoor) for normally considered reimbursable expenses due to increased involvement with the company due to the change in control of executive positions as well as core business alternatives.  ZBI and Woodmoor will continue to provide consulting services to the Company.

(b)

Through a course of introductory meetings, The Banker’s Store, Inc. agrees to enter into a joint agreement with a private company involved in an audio identification process which has possibilities to expand into HIPPA and Homeland Security opportunities.  The board resolved to continue forward to determine if a mutually beneficial combination could be arranged.

Item 9.01	Financial Statements and Exhibits
99.1	Resignation letter of Vincent C. Buckman, CEO, President, CFO, and Director

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BANKER’S STORE, INC.

By:	/s/ Cynthia A. Hayden
Cynthia A. Hayden President

Date:  July 7, 2008

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